UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

FRANKLIN BSP REAL ESTATE DEBT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 10, 2026

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Franklin BSP Real Estate Debt, Inc. (“FBRED”) to be held on December 18, 2026 at 11:00 a.m., Eastern Time, which will be conducted via live webcast by visiting www.meetnow.global/MGLRLRZ. The Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

1.	elect the four director nominees identified in the accompanying Proxy Statement to serve as directors until the 2027 Annual Meeting of Stockholders; and

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Our board of directors (the “Board”) unanimously recommends that you vote for each of the proposals to be considered and voted on at the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, I urge you to authorize a proxy to vote your shares on the Internet, by telephone, or by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend.

On behalf of the Board, I would like to express our sincere appreciation for your investment in FBRED. We value your input and continued support.

Sincerely,

/s/ Richard J. Byrne

Richard J. Byrne

Chair of the Board

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2026

To the Stockholders of Franklin BSP Real Estate Debt, Inc.:

We hereby notify you that Franklin BSP Real Estate Debt, Inc., a Maryland corporation (the “Company”), is holding its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at 11:00 a.m. Eastern Time on Friday, December 18, 2026.  The Annual Meeting will be held in virtual format only. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.meetnow.global/MGLRLRZ. You will need to have your control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon:

1.	The election of the four director nominees identified in the accompanying Proxy Statement (the “Proxy Statement”) to serve as directors until the 2027 Annual Meeting of Stockholders;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You can vote your shares of common stock at the Annual Meeting and any adjournments or postponements thereof if the Company’s records show that you were a stockholder of record as of the close of business on November 10, 2026, the record date for the Annual Meeting.

Stockholders, whether or not they expect to be virtually present at the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the internet, by telephone or by completing and returning the proxy card. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who are virtually present at the Annual Meeting may withdraw their proxies and vote virtually in person at the Annual Meeting.

Sincerely,

/s/ Micah Goodman

Micah Goodman

Secretary

Dated: November 10, 2026

2026 Proxy Statement 1

2 FRANKLIN BSP REAL ESTATE DEBT, INC.

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2026

This Proxy Statement (the “Proxy Statement”), is being furnished by and on behalf of the Board of Directors (the “Board”) of Franklin BSP Real Estate Debt, Inc., a Maryland corporation, in connection with the solicitation of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). We have elected to provide our materials pursuant to the full set delivery option in connection with the Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its stockholders. The approximate date on which the proxy materials are intended to be first sent or given to stockholders of record as of the close of business on November 10, 2026 is on or about November 10, 2026. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report on Form 10-K”) is being delivered to stockholders with this Proxy Statement. The words “FBRED,” “we,” “our,” “us,” and “our company” refer to Franklin BSP Real Estate Debt, Inc., together with its consolidated subsidiaries, unless the context requires otherwise. The term “Adviser” refers to Benefit Street Partners, L.L.C., our advisor.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the Annual Meeting.

What is the date of the Annual Meeting and where will it be?

The Annual Meeting will be held on Friday, December 18, 2026, commencing at 11:00 a.m. Eastern time. The Annual Meeting will be held in virtual format only.

How can I participate at the virtual Annual Meeting?

The Annual Meeting will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on November 10, 2026, or if you hold a valid proxy for the Annual Meeting.

You may attend the Annual Meeting live online at www.meetnow.global/MGLRLRZ. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting. To participate in the Annual Meeting, you will need the 14-digit control number included on your proxy card or on the voter instruction form that accompanied your proxy materials.

The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on December 18, 2026. Online access will begin at 10:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live Annual Meeting?

Yes. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools.

2026 Proxy Statement 3

If you were a stockholder as of the close of business on November 10, 2026, and access the Annual Meeting using the 14-digit control number included on your proxy card or on the voter instruction form that accompanied your proxy materials, you can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team and our Chair of the Board will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.

What will I be voting on at the Annual Meeting?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

1.	The election of the four director nominees identified in this Proxy Statement to serve as directors until the 2027 Annual Meeting of Stockholders; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Board does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

Holders of record of our shares of common stock as of the close of business on November 10, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of November 10, 2026, there were 11,766,322.051 shares of our common stock, $0.001 par value, outstanding, consisting of 6,794,933.276 shares of Class G common stock, 1,836,119.994 shares of Class G-D common stock, 3,085,064.012 shares of Class G-S common stock, 13,692.247 shares of Class E common stock and 36,512.522 shares of Class I common stock issued and outstanding (collectively, our “common stock”). You are entitled to one vote for each share you held as of the Record Date.

How may I vote?

You may vote electronically during the Annual Meeting on the virtual meeting website, or by proxy. This Proxy Statement provides instructions on how to authorize your proxy via the Internet or by telephone or vote electronically at the Annual Meeting and the accompanying proxy card contains instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card by mail.

Stockholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please see “How can I participate at the virtual Annual Meeting” above for instructions on how to participate in the virtual meeting. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

●	via the Internet at www.proxy-direct.com at any time prior to 11:00 a.m. Eastern Time on December 18, 2026; or

●	by telephone, by calling 1-800-337-3503 at any time prior to 11:00 a.m. Eastern Time on December 18, 2026.

Even if you plan to attend the virtual Annual Meeting, we encourage you to authorize a proxy to vote your shares via the Internet or telephone beforehand, a convenient means of authorizing a proxy that also provides cost savings to us that benefit you as a stockholder. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately, and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. If you attend the virtual Annual Meeting, you may submit your vote electronically, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

4 FRANKLIN BSP REAL ESTATE DEBT, INC.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If your proxy card is signed and returned without any directions given, the shares will be voted “FOR” (i) the election of the four director nominees identified in this Proxy Statement and (ii) the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders and this Proxy Statement. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Computershare, c/o PO Box 43131, Providence, RI, 02940-3131 or (ii) by voting electronically at the virtual Annual Meeting. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without any direction given, your shares will be voted as recommended by the Board.

What vote is required to approve each item?

Proposal 1: Election of four director nominees identified in this Proxy Statement. Directors will be elected by a plurality of votes cast at the Annual Meeting, with each share being entitled to vote for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. Therefore, the four director nominees receiving the highest number of “FOR” votes will be elected. There is no cumulative voting in the election of directors. Abstentions, votes marked “WITHHOLD” and other shares not voted (whether by broker non-votes or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, votes to “WITHHOLD”, abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 2: Ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. A majority of the votes cast at the Annual Meeting virtually in person or by proxy is required to approve the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokerage firms have the authority to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of PwC as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters for which brokers may not vote absent voting instructions from the beneficial owner.

2026 Proxy Statement 5

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast at least one-third of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions, withholds and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We will pay all of the costs of soliciting these proxies. We have engaged Computershare Inc. (“Computershare”) to, among other things, assist us in distributing proxy materials and soliciting proxies. We expect to pay Computershare aggregate fees of approximately $26,000 to distribute and solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including distributing proxy materials; disseminating brokers’ search cards; operating online and telephone voting systems; and receiving of executed proxies. In compliance with the regulations of the SEC, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses to the extent they forward proxy and solicitation materials to our stockholders. Our directors and officers and employees of affiliates of our advisor, Benefit Street Partners L.L.C. (“Benefit Street Partners,” or the “Adviser”), may also solicit proxies on our behalf in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate, for which they will not receive any additional compensation.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to our mailing proxy solicitation material, our directors and officers and employees of Computershare and affiliates of the Adviser may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us and brokers to send a single set of proxy materials, including proxy statements and notices, to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses.

We will promptly deliver, upon written or oral request, a copy of our Annual Report on Form 10-K or this Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy,

Where can I find more information?

You may access, read and print additional copies of the proxy materials for this year’s Annual Meeting, including this Proxy Statement, form of proxy card, and Annual Report on Form 10-K, at the following website: www.proxy-direct.com/bsp-35316.

6 FRANKLIN BSP REAL ESTATE DEBT, INC.

You can request additional copies of the proxy materials, free of charge:

●	via telephone, at (877) 467-5641; or

●	via e-mail, at shareholdermeetings@computershare.com.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at www.sec.gov.

2026 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently five members of the Board. The Board has unanimously selected the following directors, Richard J. Byrne, Peter J. McDonough, Buford H. Ortale and Elizabeth K. Tuppeny, as nominees for election as directors of the Company.  Ms. Jamie Handwerker is not up for re-election and her term as a director will end at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board, unless the Board acts to reduce the size of the Board in accordance with our bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

The names, ages as of November 10, 2026 and positions with us of the nominees are as follows:

Name	Age	Position
Richard J. Byrne	65	Chair of the Board
Peter J. McDonough	67	Lead Independent Director
Buford H. Ortale	65	Independent Director
Elizabeth K. Tuppeny	65	Independent Director

The principal occupations and certain other information about the nominees, including their length of service as directors, are set forth below.

Richard J. Byrne

Richard J. Byrne has been Chair of the Board since March 2025. Mr. Byrne has served as President of Benefit Street Partners since 2013 and served as Chairman of the Board of Directors and Chief Executive Officer of Franklin BSP Realty Trust, Inc. (“FBRT”) since September 2016 (except from February 2026 to September 2026). Prior to joining the Adviser, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Global Co-Head of Capital Markets at Deutsche Bank and a member of the Global Banking Executive Committee and the Global Markets Executive Committee. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. In addition to his position as Chairman of FBRT, Mr. Byrne is a member of the Board of Directors of Wynn Resorts, Limited (NASDAQ: WYNN). Mr. Byrne’s current and prior experience as a director and Chief Executive Officer of FBRT, and his significant investment banking experience in real estate finance make him well qualified to serve as a member of our Board.

Peter J. McDonough

Peter McDonough has served as the lead independent director of the Company since March 2025. He served as the Chief Executive Officer of Trait Biosciences, a biotechnology research organization developing intellectual property associated with the formulation of CBD Health & Wellness Products, from 2018-2022. Prior to that, he served as the President, Chief Marketing and Innovation Officer at Diageo from 2006-2015; the Vice President of European Marketing at Procter & Gamble, overseeing the brand marketing function for Duracell Batteries and Braun Appliances, from 2004-2006; as a university lecturer and management consultant at the University of Canterbury, Graduate School of Commerce from 2002-2004; Vice President of North American Marketing at Gillette from 1994-2002; and Director of North American Marketing at Black & Decker from 1990-1994. Mr. McDonough brings innovative thinking to transform business performance from diverse experiences leading global organizations in numerous industries and prior experience serving as an independent director on corporate boards. Mr. McDonough earned his MBA from the Wharton School of Business and received his BS from Cornell University. Mr. McDonough is a current member of the board of FBRT. We believe Mr. McDonough’s extensive experience as an executive officer and director and his significant business accomplishments make him well qualified to serve as a member of our Board.

8 FRANKLIN BSP REAL ESTATE DEBT, INC.

Buford H. Ortale

Buford H. Ortale has served as a member of the Board since March 2025. He has been a Partner at Armour Capital Management, LP, the external manager of a residential mortgage REIT with more than $20 billion in assets, since 2010; a Partner at NTR, a private equity firm focused on the energy sector, since 2018; and the Founder and Manager of Sewanee Ventures, a private investment firm focused on real estate, venture capital, and private equity, since 1996. Previously, Mr. Ortale was a Founder and Managing Director of the High Yield Bond Group at NationsBanc (now Bank of America) from 1993 to 1996 and a Vice President in the Merchant Banking Group at Merrill Lynch from 1987 to 1991. Mr. Ortale currently serves as Chairman of the Audit Committee of FBRT, a publicly traded company listed on the New York Stock Exchange, and as a member of the Board of Directors of Remote Care Partners. His investment experience spans venture-backed companies, leveraged buyouts, real estate development and acquisitions, and private debt. Mr. Ortale received his Bachelor of Arts degree from The University of the South in 1984 and his Master of Business Administration degree from Vanderbilt University in 1987. We believe Mr. Ortale’s extensive experience in private equity, investment banking, real estate, and public company governance makes him well qualified to serve as a member of our Board.

Elizabeth K. Tuppeny

Elizabeth K. Tuppeny has been a member of the Board since March 2025. An experienced public-company director and board leader, Ms. Tuppeny serves as Lead Independent Director of FBRT, Lead Independent Director of American Strategic Investment Corporation, and an Independent Director and Chair of both the Nominating and Corporate Governance and Compensation Committees of National Healthcare Properties. Her experience spans corporate governance, strategic growth, executive leadership, real estate, and risk oversight. She previously served on the board of the Philadelphia Industrial Development Corporation (PIDC), where she evaluated and approved more than 500 industrial and commercial real estate transactions totaling over $3 billion. Ms. Tuppeny is the Founder and CEO Emeritus of Domus, Inc., through which she has advised C-suite leaders on business strategy and corporate market positioning for leading Fortune 500 companies, including AIG, Chevron, Citibank, ConAgra, DuPont, Mattel, Merck, Merrill Lynch, NBCUniversal, Procter & Gamble, Ralph Lauren and Westinghouse. Before founding Domus, she held executive positions at Earle Palmer Brown and Weightman. Ms. Tuppeny holds a bachelor’s degree from the University of Pennsylvania and a master’s degree from Harvard University. Her board education and certifications are from: MIT in AI Governance to Growth and Cybersecurity; Harvard Business School in Global Corporate Board Best Practices; Stanford Graduate School of Business in Organizational Excellence; and NACD Master Class training. She is a University of Pennsylvania Sports Hall of Fame inductee and a recipient of the Stevie Award as the Nation’s Top Entrepreneur of the Year. We believe Ms. Tuppeny is well qualified to serve on our Board because of her leadership on multiple public-company boards and their committees, her experience as a three-plus decade Chief Executive Officer and strategic advisor to enterprise company C-suite leaders, her record of evaluating real estate risk, and her continuing education in corporate governance, artificial intelligence and cybersecurity.

At the Annual Meeting, we will vote each valid proxy returned to us for the nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than four nominees for director. While our Board does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

2026 Proxy Statement 9

VOTING RECOMMENDATION

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH

OF THE DIRECTOR NOMINEES NAMED ABOVE.

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THE BOARD OF DIRECTORS

The Company operates under the direction of the Board. Each director on the Board is subject to the statutory duties applicable to directors of a Maryland corporation. Each director holds office until the next annual meeting of stockholders or his or her earlier death, resignation or removal, and until his or her successor is elected and qualifies. The Board has retained the Adviser to manage our investments, subject to supervision and oversight by the Board.

The Board will generally meet quarterly or more frequently if necessary. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as directors, our directors will rely heavily on the Adviser and on information provided by the Adviser. The Board will oversee and supervise the relationship between us and the Adviser. The Board is empowered to approve the payment of compensation to directors for services rendered to us.

Determination of Director Independence

Our bylaws generally provide that a majority of our directors must be Independent Directors. Our charter defines “Independent Director” as a director (a) who is not an officer or employee of the Company, any subsidiary of the Company, or the Adviser or its affiliates, (b) whom the Board affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. Each of Ms. Handwerker, Mr. McDonough, Mr. Ortale and Ms. Tuppeny are “independent” under our charter.

Board Composition

Our Board currently consists of five directors elected by our common stockholders. Our directors are elected by our stockholders for one-year terms and will serve until the election and qualification of his or her successor. A director may resign at any time or may be removed by the stockholders only for “cause,” and then only upon the affirmative vote of stockholders entitled to cast at least a two-thirds of all the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on the Board resulting for any reason, other than an increase in the number of directors, may be filled only by a vote of a majority of the remaining directors. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board.

For so long as the Amended and Restated Advisory Agreement, between the Company and Benefit Street Partners, dated February 26, 2026, as amended from time to time (the “Advisory Agreement”), is in effect, the Adviser has the right to designate two (2) directors for election or appointment to the Board; provided, however, that this right shall not apply when the Adviser or an affiliate of the Adviser has a separate right to designate or appoint two or more directors, which is not currently the case. The Adviser has appointed Mr. Byrne pursuant to this right.

The Board currently has one standing committee, the Audit Committee. The current charter for the audit committee is available on the Company’s website, www.fbred.com, under the heading “Documents” and the subheading “Governance Documents.” Access to the charter is free of charge. We do not have a standing nominating committee. Our Board has determined that it is appropriate not to have a nominating committee because our Board presently considers all matters for which a nominating committee would be responsible.

Audit Committee

The Board currently has a standing Audit Committee, consisting of Jamie Handwerker, Peter J. McDonough, Buford H. Ortale, and Elizabeth K. Tuppeny, each of whom is independent. The Audit Committee is responsible for assisting the Board in undertaking and fulfilling its responsibilities in monitoring: (1) the Company’s financial reporting process; (2) the integrity of the Company’s financial statements; (3) the Company’s compliance with legal and regulatory requirements; (4) the independence and qualifications of the Company’s independent and internal auditors, as applicable; (5) the performance of the Company’s independent and internal auditors, as applicable; (6) the performance of the Company’s systems of internal control over financial reporting and disclosure controls and procedures; and (7) the Company’s risk assessment, risk management and risk mitigation policies and programs including matters relating to privacy and cybersecurity. The Board has determined that Buford H. Ortale meets the qualifications of an Audit Committee Financial Expert within the meaning of the Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

2026 Proxy Statement 11

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our Board because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this Proxy Statement. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Meetings

Directors are expected to attend meetings of our Board and meetings of the Audit Committee, if serving on such committee, to spend the time needed and to meet as frequently as necessary, in order to discharge their responsibilities properly. Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by actions of its Audit Committee. During the fiscal year ended December 31, 2025, the Board held five meetings and the Audit Committee held four meetings. Each director attended at least 75% of the combined number of meetings of the Board and meetings of the committee on which he or she served during the period in 2025 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.

Executive Sessions of Non-Executive and Independent Directors

Our independent directors regularly hold executive sessions at which management is not present.

Board Leadership Structure

Richard J. Byrne currently serves as our Chair of the Board. As Chair, Mr. Byrne is responsible for oversight of the Company’s business strategy. The Board believes that the separation of Chief Executive Officer and Chair roles is appropriate because this structure strikes the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Board may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Board has appointed Peter J. McDonough as the lead independent director of the Company. The Board has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence, including from the Adviser, and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board’s meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, and acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, has the authority to call meetings of the independent directors, and otherwise assumes such responsibilities as may be assigned to her by the Board. The Company compensates Peter J. McDonough for acting as lead independent director.

12 FRANKLIN BSP REAL ESTATE DEBT, INC.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Management and Board Oversight

Our Board oversees risk management for the Company including through its approval of the investment policy and other policies of the Company and its oversight of the Adviser. For certain risks, the Board may delegate oversight responsibilities to committees of the Board. The Board has delegated to the Audit Committee responsibilities for monitoring the Company’s risk assessment, risk management and risk mitigation practices and programs and policies to identify, assess, manage, mitigate and monitor significant business risks of the Company, including privacy, information technology and cybersecurity risks.

Information Technology and Cybersecurity Risks

We have no employees and rely on the Adviser, a wholly-owned subsidiary of Franklin Resources, Inc., a global investment management organization (together with its affiliated advisors (but excluding the Adviser), referred to as “Franklin Templeton”), to manage our day-to-day operations pursuant to the Advisory Agreement, including our information technology infrastructure and cybersecurity. Therefore, we rely heavily on Franklin Templeton’s information systems and their program for defending against and responding to cybersecurity threats and incidents. Franklin Templeton maintains a robust cybersecurity defense program, including a dedicated cybersecurity team led by its Chief Security Officer (“CISO”).

Our Audit Committee is charged with overseeing the Company’s management of cybersecurity risk. The Audit Committee reviews, discusses with management, and oversees the Company’s privacy, information technology, artificial intelligence and security and cybersecurity risk exposures, including:

●	The potential impact of those exposures on the Company’s business, financial results, operations and reputation;

●	The Company’s information governance and information security policies and programs; and

●	Major legislative and regulatory developments that could materially impact the Company’s privacy, data security and cybersecurity risk exposure.

Some members of the Audit Committee have completed certifications in cybersecurity, including one from the National Association of Corporate Directors (NACD) in Cyber-Risk Oversight. On a quarterly basis, the Advisor’s Chief Information Security Officer or its delegee report to the Board or the Audit Committee on information technology and cybersecurity matters, including a detailed threat assessment relating to information technology risks.

The Board is proud that the Company has not experienced any material cybersecurity incidents since inception.

For more information, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K.

2026 Proxy Statement 13

CORPORATE GOVERNANCE HIGHLIGHTS

Code of Ethics

The Company maintains a Code of Business Conduct and Ethics that is applicable to our directors, officers, our Adviser and employees of the Adviser performing substantial services for the Company. It covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on the Company’s website at www.fbred.com by clicking on “Governance–Governance Documents–FBRED Code of Business Conduct and Ethics.” You may also obtain a copy of the Code of Business Conduct and Ethics by writing to our Secretary at: Franklin BSP Real Estate Debt, Inc., One Madison Avenue, Suite 1600, New York, NY 10010, Attention: Micah Goodman, Secretary.

A waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board of Directors or the appropriate Board committee acting on behalf of the Board and will be promptly disclosed to the extent required by law. A waiver of the Code of Business Conduct and Ethics for all other persons may be made only by our Chief Executive Officer and shall be discussed with the Board or a committee of the Board as appropriate. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC.

Insider Trading Policy

The Company maintains an Insider Trading Policy governing the purchase, sale and/or other disposition of the Company’s securities by its directors, officers, the Adviser and any employees of the Adviser and its affiliates that provide services to, or are involved in the business and affairs of, the Company, or otherwise have access to material nonpublic information relating to the Company. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations. A copy of the Insider Trading Policy is filed as exhibit 19.1 of our Annual Report on Form 10-K. Transactions by the Company in its own securities will be monitored by internal and external legal counsel for compliance with applicable securities laws.

Corporate Governance Guidelines

We have adopted corporate governance guidelines to advance the functioning of our Board. The Corporate Governance Guidelines are available on the Company’s website at www.fbred.com by clicking on “Governance–Governance Documents–FBRED Corporate Governance Guidelines.”

Anti-Hedging Policy

Per our Insider Trading Policy, our directors and officers are prohibited from engaging in transactions in our securities that are inconsistent with a long-term investment in our Company. Our Insider Trading Policy prohibits the use of prepaid variable forward contracts, equity swaps, collars and exchange funds, put options, call options or other derivative securities, or other transactions which hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Directors and officers of the Company are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan, unless pre-approved by the Audit Committee.

Annual Board Self-Assessment

Our Board expects to periodically conduct a self-evaluation (with anonymous responses permitted) to determine whether it or the Audit Committee are functioning effectively and to identify opportunities to enhance their effectiveness.

14 FRANKLIN BSP REAL ESTATE DEBT, INC.

Communications with the Board of Directors

Any interested parties, including stockholders of the Company, desiring to communicate with the Chair of the Board, the Lead Independent Director, the other non-management directors or an individual director regarding the Company may contact such directors by delivering such correspondence to the Company in care of Franklin BSP Real Estate Debt, Inc., One Madison Avenue, Suite 1600, New York, NY 10010, Attention: Micah Goodman, Secretary. The sender should indicate in the address whether it is intended for the entire Board, the Chair of the Board, the Lead Independent Director, the non-management directors as a group or an individual director. Each communication received by the Secretary will be forwarded to the intended recipients subject to compliance with the existing instructions from the Board concerning the treatment of inappropriate communications. Such communications may be made confidentially or anonymously. The Company reserves the right to filter out improper or irrelevant communications such as solicitations, advertisements, spam, surveys, junk mail, mass mailings, resumes and other forms of job inquiries. If the Board modifies this process, the revised process will be posted on the Company’s website.

2026 Proxy Statement 15

OUR EXECUTIVE OFFICERS AND KEY PERSONNEL

Our executive officers hold office at the pleasure of our Board and are elected by the Board annually to serve until his or her earlier death, resignation or removal. Pursuant to the Advisory Agreement, and subject to the oversight of the Board, the Adviser manages the day-to-day affairs of the Company pursuant to the Advisory Agreement. The Adviser’s responsibilities include sourcing, evaluating and monitoring our investment opportunities and making decisions related to the origination, acquisition, management, financing and disposition of our assets. The names, ages as of November 10, 2026 and positions with us of our executive officers and key personnel are as follows:

Jerome S. Baglien

Jerome S. Baglien, 48, serves as President, Chief Financial Officer, Chief Operating Officer and Treasurer of the Company. Mr. Baglien is a Managing Director and Head of Real Estate of Benefit Street Partners. Mr. Baglien has served as Chief Financial Officer of FBRT since 2016 and as Chief Operating Officer since 2021. Prior to joining Benefit Street Partners in 2016, Mr. Baglien was director of fund finance for GTIS Partners LP (“GTIS”), where he oversaw all finance and operations for GTIS funds. Previously, he was an accounting manager at iStar Inc. with oversight of loans and special investments. Mr. Baglien received a Masters of Business Administration from Kellstadt Graduate School of Business at DePaul University and a Bachelor of Science in Accounting from the University of Oregon.

Matthew Jacobs—Underwriting

Matt Jacobs, 46, serves as a managing director and the chief credit officer for Benefit Street Partners’ commercial real estate group, based in its New York office. Prior to joining Benefit Street Partners in 2016, Mr. Jacobs was co-head of underwriting at Ladder Capital, where he led a team of professionals in the underwriting of CMBS loans, structured/balance sheet loans, mezzanine loans and equity investments. Prior to joining Ladder Capital, Mr. Jacobs worked in Deloitte’s Financial Advisory Services practice, where he provided valuation services to various real estate lenders and investors. Additionally, Mr. Jacobs previously worked at UBS Real Estate Securities, focusing on the underwriting of various CRE loans. Mr. Jacobs received a Bachelor of Arts from Washington University in St. Louis.

Tanya Mollova—Asset Management

Tanya Mollova, 43, serves as a managing director and real estate head of asset management with Benefit Street Partners and is based in its New York office. Prior to joining Benefit Street Partners in 2015, Ms. Mollova was an executive director at CIBC in the commercial real estate group, where she focused on CMBS underwriting. Prior to joining CIBC, Ms. Mollova headed underwriting for Contemporary Healthcare Capital, where she closed mezzanine and preferred equity transactions with concentration on senior housing and healthcare. Previously, Ms. Mollova worked as a structured finance associate director in the CMBS group at Fitch Ratings. Ms. Mollova received a Bachelor of Arts from St. Lawrence University.

Brian Buffone—Originations

Brian Buffone, 49, serves as a managing director for Benefit Street Partners’ commercial real estate group and is based in its Florida office. Mr. Buffone also serves as co-president of FBRT. Prior to joining Benefit Street Partners, Mr. Buffone was a managing director at Ladder Capital where he originated CMBS loans and balance sheet loans and sourced/executed the majority of property acquisitions for the company’s own portfolio. Prior to joining Ladder Capital, Mr. Buffone was the founder and president of Park Manor Capital Partners, a full-service commercial real estate firm. He was previously a partner and chief financial officer of Compson Holding Corporation where he oversaw the day-to-day operations of the company’s commercial real estate equity investments, acquisitions, dispositions, asset/property management and financing. Mr. Buffone earned his Bachelor of Science, Magna Cum Laude, from Babson College with a double major in Quantitative Methods and Investments.

16 FRANKLIN BSP REAL ESTATE DEBT, INC.

David Henschke—Capital Markets

David Henschke, 45, serves as a managing director and is based in its New York office. Prior to joining Benefit Street Partners in 2021, Mr. Henschke was a managing director and co-head of securitization at Ladder Capital where he was responsible for the execution of loans into CMBS transactions and CLO financings. Prior to joining Ladder Capital, Mr. Henschke served as a director at Standard & Poor’s and was responsible for rating new issue CMBS transactions, surveilling existing ratings and was a member of the criteria committee. Mr. Henschke received a Bachelor of Arts from Wesleyan University and is a CFA Charterholder.

Marc Weidner—Originations

Marc Weidner, 60, serves as a managing director and head of portfolio management for Benefit Street Partners’ commercial real estate group and is based in its Florida office. Prior to joining Franklin Templeton/Benefit Street Partners, Mr. Weidner worked in the investment banking group of DLJ/Credit Suisse in London and New York where he originated and structured real estate private equity funds in Europe and the United States. Prior to joining DLJ/Credit Suisse, he was with Security Capital Group in London where he worked on various transactions and business development initiatives. Mr. Weidner earned his M.B.A. from Cornell University where he was a Fulbright scholar and holds a master’s degree in political science and international relations, magna cum laude, and a B.A. in business management, magna cum laude, from Louvain-la-Neuve, Belgium. Mr. Weidner is a faculty member in the M.S. in Real Estate Development program at Columbia University.

Compensation of Executive Officers

The Company currently has no employees. The day-to-day management of the Company’s operations will be overseen by the executive officers of the Company. The executive officers are employees of the Adviser and not the Company. Our non-employee executive officer, Jerome Baglien, who is an employee of the Adviser and not the Company, is compensated by the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement, pursuant to which we engage the Adviser, does not require our executive officers to dedicate a specific amount of time to fulfill the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

2026 Proxy Statement 17

DIRECTOR COMPENSATION

Compensation of Directors

No compensation is paid to our board members who are “interested persons,” as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “Investment Company Act”). The following table sets forth information regarding compensation of our non-executive directors during the fiscal year ended December 31, 2025:

Name	Fees earned or paid in cash ($)(1)
Peter McDonough	$43,125
Buford Ortale	43,125
Jamie Handwerker	37,500
Elizabeth K. Tuppeny	37,500
$161,250

(1) Includes the annual base fee and, as applicable, Lead Independent Director and the Audit Committee Chair supplemental fee.

The Board approved non-executive director compensation for the 2025 service period as follows:

Cash Fee	Annual cash compensation in the amount of $50,000, payable in quarterly installments in arrears
Supplemental Fee for Audit Committee Chair	Additional annual cash compensation in the amount of $7,500, payable in quarterly installments in arrears
Supplemental Fee for the Lead Independent Director	Additional annual cash compensation in the amount of $7,500, payable in quarterly installments in arrears

We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food).

18 FRANKLIN BSP REAL ESTATE DEBT, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our common stock as of the Record Date hereof:

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Unrelated Trust	840,309	7.14%

None of the directors or officers of the Company own any common stock of the Company.

2026 Proxy Statement 19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Agreement

On February 26, 2026, the Company entered into the Advisory Agreement with the Adviser, as further amended on May 11, 2026, in which the Adviser, subject to the overall supervision of the Board, manages the day-to-day operations of, and provides investment advisory services to the Company. Under the Advisory Agreement, the Adviser is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, origination, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Board.

Pursuant to the Advisory Agreement, the Company pays the Adviser a fee for investment advisory and management services consisting of two components — a base management fee and performance fee. In addition, the Adviser is also entitled to a portion of certain commitment fees charged to and paid by the borrower on loans originated by the Company.

The following summarizes the key provisions of the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

●	serving as an advisor to the Company with respect to the establishment and periodic review of the investment guidelines and our investments, financing activities, and operations;

●	sourcing, evaluating and monitoring our investment opportunities and executing the acquisition, origination, and management of our assets in accordance with our investment guidelines, policies, strategies objectives and limitations;

●	with respect to acquisitions, originations, and management of our investments, conducting negotiations on our behalf with borrowers, sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

●	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowing;

●	conducting negotiations on our behalf with borrowers, sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions; and

●	engaging and supervising, on our behalf and at our expense, various service providers, including asset managers and loan servicers with respect to our assets.

Pursuant to the Advisory Agreement, the Adviser may delegate any of the services for which it is responsible for to a third-party service provider. In the event the Adviser chooses to engage a third-party service provider, the Adviser will remain responsible for the performance of such services.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, and subject to the oversight of the Board and in accordance with the charter, bylaws and the Advisory Agreement, the Adviser has plenary authority with respect to the management of our business and affairs and is responsible for implementing our investment strategy.

Term, Renewal and Termination Without Cause

Unless terminated earlier as described below, the Advisory Agreement will remain in effect for an initial period of two years from the date the initial agreement first became effective, subject to an unlimited number of successive automatic one-year renewals unless the Company or the Adviser elects not to renew the Advisory Agreement as described below.

20 FRANKLIN BSP REAL ESTATE DEBT, INC.

Upon the expiration of the initial term or any automatic renewal term, and upon 180 days’ prior written notice to the Adviser, the Company may, without “cause” (as defined below), decline to renew the Advisory Agreement upon the affirmative vote of at least two-thirds of the Independent Directors that (i) there has been unsatisfactory performance by the Adviser that is materially detrimental to the Company or (ii) the compensation payable to the Adviser hereunder is not fair. In the event of such a non-renewal, the Company shall pay the Adviser a termination fee before or on the 180th day following the date of the notice, or such other date as mutually agreed by the Company and the Adviser. The termination fee shall equal three times the sum of (i) the average annual Management Fee (as defined below) paid or payable, and (ii) the average annual Performance Fee (as defined below) paid or payable to the Adviser during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination date.

However, if the reason for non-renewal is that two-thirds of the Independent Directors have determined that the Management Fee and Performance Fee payable to the Adviser are not fair, the Company shall not have the foregoing non-renewal right in the event the Adviser agrees that it will continue to perform its duties hereunder during the next renewal term at fees that at least two-thirds of the Independent Directors determine to be fair. The Adviser shall have the right to renegotiate the Management Fee and/or Performance Fee by delivering to the Company, not less than 45 days after the notice of non-renewal, written notice of its intention to renegotiate the Management Fee and/or Performance Fee. Thereupon, the Company and the Adviser shall endeavor to negotiate the Management Fee and/or Performance Fee in good faith. If the Company and the Adviser agree to a revised Management Fee, Performance Fee or other compensation structure within 45 days following the Company’s receipt of the renegotiation notice, the Advisory Agreement shall continue in full force and effect on the terms stated herein, except that the Management Fee, Performance Fee or other compensation structure shall be the revised Management Fee, Performance Fee or other compensation structure as then agreed upon by the Company and the Adviser. The Company and the Adviser agree to execute and deliver an amendment to the Advisory Agreement setting forth such revised Management Fee, Performance Fee or other compensation structure promptly upon reaching an agreement regarding same. In the event that we and the Adviser are unable to agree to a revised Management Fee, Performance Fee or other compensation structure during such 45-day period, the Advisory Agreement will terminate at the end of the applicable term and we will be obligated to pay the Adviser the Termination Fee (as defined in the Advisory Agreement) upon such termination date.

The Adviser may elect not to renew the Advisory Agreement upon at least 180 days written notice. In such case, the Company would not be required to pay to the termination fee.

In the event of any non-renewal, the Adviser is required to cooperate, at the Company’s expense, with the Company in executing an orderly transition of the management of the Company’s consolidated assets to a new Adviser.

Termination For Cause

The Company may terminate the Advisory Agreement for cause upon 30 days’ prior written notice, without payment of any Termination Fee. “Cause” for these purposes is defined as fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Adviser in connection with performing its duties.

The Adviser may terminate the Advisory Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement and such default shall continue for a period of 30 days after written notice. In such case, the Company is required to pay to the Adviser the termination fee. In addition, the Adviser may terminate the Advisory Agreement if the Company becomes required to register as an investment company under the Investment Company Act with such termination to be effective immediately before such event. In such case the Company would not be required to pay the termination fee.

2026 Proxy Statement 21

Compensation and Expense Reimbursement

Management Fee

As compensation for the services provided pursuant to the Advisory Agreement, the Adviser is paid a management fee (the “Management Fee”) equal to 1.25% per annum of the NAV allocable to each class of common stock, except that the Company and the Adviser have agreed and may in the future agree to lower fee levels for certain classes of stockholders. The Management Fee is payable monthly in arrears. In calculating the Management Fee, the Company will use the NAV before giving effect to accruals for the Management Fee, Performance Fee, stockholder serving fee or any distributions on our common stock.

The Management Fee may be paid, at the Adviser’s election, in cash, shares of common stock, or any combination thereof. To the extent that the Adviser elects to receive any portion of the Management Fee in shares of common stock, the Adviser may elect to have us repurchase such shares from the Adviser at a later date. Such shares will not be repurchased through our share repurchase plan and thus will not be subject to related limitations and restrictions.

Performance Fee

The Adviser may be entitled to a performance fee (“Performance Fee”) for each class of common stock, other than Class E common stock, which is accrued monthly and payable quarterly in arrears. As described in more detail below, the amount of any Performance Fee will be based on a specified percentage of Core Earnings (as defined below) in excess of a specified return hurdle. Since the applicability may differ between classes, the Performance Fee is a class-specific expense.

Commencing with the calendar quarter representing the fourth full calendar quarter completed after the date of the initial closing, the Performance Fee will be an amount, not less than zero, equal to (i) 12.5% of our Core Earnings (as defined below) for the immediately preceding four calendar quarters (each such period, a “4-Quarter Performance Measurement Period”), subject to a hurdle rate, expressed as an annual rate of return on average adjusted capital equal to 5% (the “Annual Hurdle Rate”), minus (ii) the sum of any performance fees paid to the Adviser with respect to the first three calendar quarters in the applicable 4-Quarter Performance Measurement Period. As a result, the Adviser does not earn a Performance Fee for any calendar quarter until our Core Earnings for the applicable 4-Quarter Performance Measurement Period exceed the Annual Hurdle Rate. For purposes of the Performance Fee, “adjusted capital” means cumulative net proceeds generated from sales of classes of common stock to which the Performance Fee applies (including proceeds from our distribution reinvestment plan related to such classes) reduced for distributions from non-liquidating dispositions of our investments paid to holders of such classes of common stock and amounts paid to holders of such classes of common stock for share repurchases of such classes pursuant to our share repurchase plan.

For each of the three full calendar quarters preceding the fourth quarter of the initial 4-Quarter Performance Measurement Period, the Performance Fee will be an amount, not less than zero, equal to (i) 12.5% of our Core Earnings for all of the full calendar quarter periods completed since the initial closing of our private offering (each such period, a “Partial-Year Performance Measurement Period”), subject to the Applicable Hurdle Rate (as defined below), which is calculated by multiplying the Annual Hurdle Rate by a fraction consisting of (x) a numerator equal to the number of full calendar quarter periods included in the Partial-Year Performance Measurement Period, and (y) a denominator equal to 4, minus (ii) the sum of any Performance Fees paid to the Adviser with respect to the prior Partial-Year Performance Measurement Periods.

In the event that the period from the date of the initial closing through the first calendar quarter end date is shorter than a full calendar quarter (such period, the “Initial Partial-Quarter Performance Measurement Period”), the Performance Fee for the Initial Partial-Quarter Performance Measurement Period will be an amount, not less than zero, equal to (i) 12.5% of our Core Earnings for the Initial Partial-Quarter Performance Measurement Period, subject to the Applicable Hurdle Rate, which is calculated by multiplying the Annual Hurdle Rate by a fraction consisting of (x) a numerator equal to the number of calendar days included in the Initial Partial-Quarter Performance Measurement Period, and (y) a denominator equal to 365. For the sake of clarity, neither the Core Earnings for, nor the number of calendar days included in, the Initial Partial-Quarter Performance Period, will be factored into the computation of performance fees for subsequent Partial-Year Performance Measurement Periods or 4-Quarter Performance Measurement Periods.

22 FRANKLIN BSP REAL ESTATE DEBT, INC.

Once our Core Earnings exceed the Applicable Hurdle Rate, the Adviser is entitled to a “catch-up” fee payable quarterly equal to the amount of Core Earnings in excess of the Applicable Hurdle Rate, until our Core Earnings for the applicable performance measurement period exceed a percentage of average adjusted capital equal to the specified Applicable Hurdle Rate divided by the difference of 1 minus 0.125 for the applicable performance measurement period. Thereafter, the Adviser is entitled to receive 12.5% of Company Core Earnings. “Applicable Hurdle Rate” means (i) the Annual Hurdle Rate with respect to a 4-Quarter Measurement Performance Period or (ii) the Annual Hurdle Rate as adjusted above with respect to a Partial-Year Performance Measurement Period and the Initial Partial-Quarter Measurement Period, as applicable. The Performance Fee shall be calculated based on the full Management Fee earned and regardless of whether the Adviser elects to receive such fee in cash or shares of common stock.

For purposes of calculating the Performance Fee, “Core Earnings” means: for the applicable performance measurement period, the net income (loss) computed in accordance with U.S. GAAP, attributable to stockholders of classes of common stock to which the Performance Fee applies, including realized gains (losses) not otherwise included in U.S. GAAP net income (loss), amortizing over the life of the loan any warehouse debt issuance costs that is expensed at inception under U.S. GAAP, and excluding (i) non-cash equity compensation expense, (ii) the Performance Fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in U.S. GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case after discussions between the Adviser and our Independent Directors and approved by a majority of our Independent Directors.

The Performance Fee may be paid, at the Adviser’s election, in cash, shares of common stock, or any combination thereof. To the extent that the Adviser elects to receive any portion of its Performance Fee in shares, the Adviser may elect to have us repurchase such shares from the Adviser at a later date. Such shares that the Adviser receives in lieu of cash will not be repurchased through our share repurchase plan and thus will not be subject to related limitations and restrictions.

For the avoidance of doubt, the payment of any Performance Fee will be consistent with the requirements set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended, including that the Company will be a “qualified client” as defined in Rule 205-3.

Commitment Fee

We will pay the Adviser 75% of any commitment fee or origination fee charged to borrowers in connection with the origination of each new loan (any such fee, a “Commitment Fee”) concurrently or promptly following receipt of such fees from the borrowers. The Commitment Fee will be calculated as a percentage of the whole loan on a fully funded basis as determined by the Adviser at the time of the closing of the loan origination, and the amount payable to the Adviser will not exceed 0.75% of the whole loan on a fully funded basis. In the case of loans that are partially funded by the Company and partially funded by one or more affiliates of the Adviser, the Commitment Fee payable to the Adviser shall be computed pro rata based on the amount of the loan funded by the Company.

Organization and Offering Expense Reimbursement

The Adviser has agreed to advance all of the Company’s organization and offering expenses on its behalf (including all costs and expenses in connection with the formation of the Company, and the marketing and distribution of our common stock, including, without limitation, costs related to investor and broker-dealer sales meetings, fees and expenses of any underwriters’ attorneys, expenses for printing, engraving and mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, and expenses of qualification of the sale of our common stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees) through the first anniversary of the initial closing. The Company will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the first anniversary of the initial closing, or over an alternative time period agreed to by the Board and the Adviser.

After the first anniversary of the initial closing, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred.

2026 Proxy Statement 23

Acquisition Expense Reimbursement

We will reimburse the Adviser for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, and financing of investments, whether or not such investments are acquired or originated.

The appropriate allocation between the Company and the other companies or funds now or in the future advised by the Adviser or its affiliates, respectively, of expenses and fees generated in the course of evaluating investments which are not consummated, such as out-of-pocket fees associated with due diligence, attorney fees and the fees of other professionals, will be determined by the Adviser and its affiliates in their good faith judgment to be fair and equitable.

Operating Expense Reimbursement

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser and its affiliates for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us, whether payable to an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the origination, acquisition and/or sale of investments, (2) expenses of acquiring, originating, managing and disposing of our investments, whether payable to an affiliate or a non-affiliated person and (3) expenses related to personnel of the Adviser or its affiliates performing services for us other than (i) those who provide investment advisory services and (ii) executive officers of the Company and directors of the Company who are also directors, officers or employees of the Adviser or its affiliates.

Operating expenses incurred are generally paid by the Company as incurred; however, operating expenses (as defined in our Advisory Agreement) paid by the Adviser prior to January 1, 2026 will be reimbursed in 60 monthly installments commencing January 1, 2026, or over an alternative period of time agreed to by the Board and the Adviser. From January 1, 2026 through December 31, 2026, we will reimburse the Adviser at the end of each fiscal quarter for total operating expenses it pays on our behalf provided the total operating expenses for the four consecutive fiscal quarters then ended does not exceed 0.60% of Average Net Asset Value (as defined in the Advisory Agreement) for the four fiscal quarters then ended, with excess amounts reimbursed in twelve equal quarterly installments, and subject to approval by a majority of our independent directors if such reimbursements exceed the greater of 2% of Average Invested Assets and 25% of Net Income (each as defined in the Advisory Agreement) for such four fiscal quarters, determined without reduction for any non-cash reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Guidelines”).

Beginning January 1, 2027, if the Adviser pays our operating expenses, we will reimburse the Adviser at the end of each fiscal quarter for total operating expenses paid by the Adviser. However, we may not reimburse the Adviser at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the 2%/25% Guidelines. We may reimburse the Adviser for expenses in excess of the 2%/25% Guidelines if a majority of our independent directors determines that such excess expenses are justified based on unusual and nonrecurring factors. If our independent directors do not approve such excess amount as being so justified, the Adviser will reimburse us the amount by which the operating expenses exceeded the 2%/25% Guidelines.

Waiver of Fees

We and/or the Adviser may enter into side letter arrangements with one or more stockholders of a particular class of common stock that may, among other things, have the effect of altering the financial impact to such stockholder of certain of the fees payable to the Adviser that would otherwise apply to a stockholder of the applicable class.

Fees from Other Services of the Adviser

We may retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/ brokerage, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. To the extent set forth herein, fees paid to the Adviser’s affiliates for any such services will not reduce the Management Fee.

24 FRANKLIN BSP REAL ESTATE DEBT, INC.

For the year ended December 31, 2025, pursuant to the terms of the Advisory Agreement, the following costs were incurred and payable to the Advisor: organizational costs of $1.1 million, offering costs of $2.4 million, management fees of $0.4 million, performance fees of $0.6 million, administrative expenses of $2.6 million, and accrued other amounts due of $1.5 million.

Dealer Manager Agreement

On January 23, 2025, we entered into the Dealer Manager Agreement, effective as of September 1, 2024, with Franklin Distributors, L.L.C., as the managing dealer (the “Dealer Manager”), and we have entered into participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, the Dealer Manager serves as the dealer manager, and certain participating broker-dealers solicit capital, for our private offering of common stock.

The Dealer Manager or participating broker-dealers may be entitled to receive upfront selling commissions of up to 3.0% of the transaction price per share of common stock sold in the private offering, all or substantially all of which the Dealer Manager expects to reallow to participating broker-dealers.

In addition, we may pay the Dealer Manager (or sub-dealers or distributors) selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The stockholder servicing fee will be a class-specific expense.

For the year ended December 31, 2025, pursuant to the terms of the Dealer Manager Agreement, $2.5 million of stockholder servicing fees was payable to the Dealer Manager.

Sale of Shares to the Initial Investor

We were capitalized through the purchase by the Initial Investor of 40 shares of our common stock for an aggregate purchase price of $1,000 on September 30, 2024. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act. The Initial Investor is wholly owned, directly and indirectly, by Franklin Resources, Inc., which also wholly owns the Adviser. In November 2025, we repaid the Initial Investor the $1,000 and canceled its 40 shares of common stock.

Indemnification Agreements with Directors and Officers

We entered into indemnification agreements with our directors and officers. The indemnification agreements are intended to provide our directors and officers the maximum indemnification permitted under Maryland law and our charter. Each indemnification agreement provides that we shall indemnify the director or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such director or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Advisory Affiliates

The Adviser and its affiliates engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts. In the ordinary course of conducting its activities, the interests of the Company may conflict with the interests of the Adviser, or other companies or funds now or in the future advised by the Adviser or its affiliates (“Other Funds”) and there is no guarantee that such conflicts will ultimately be resolved in favor of the Company.

2026 Proxy Statement 25

The Adviser is a wholly owned subsidiary of Franklin Templeton. Clients of the Adviser and/or Franklin Templeton may invest in the same portfolio investments, including in the same security or other instrument or in different securities of or instruments issued by such a portfolio investment and Franklin Templeton has no obligation to inform the Adviser or the Company of any such investments or offer such investments to the Company. In the ordinary course of conducting the Company’s activities, interests of the Company may therefore conflict with the interests of other clients of the Adviser and/or Franklin Templeton. In addition, as a diversified financial services organization, Franklin Templeton and its affiliates engage in a broad spectrum of activities including financial, advisory, investment and other activities where their interests may conflict with the interests of the Company. Pursuant to the Company’s Code of Business Conduct and Ethics, a majority of the Board (including a majority of Independent Directors) must approve any transaction involving a conflict of interest between the Company and its executive officers and directors. Any such consent shall be binding on the Company.

Franklin Templeton may provide investment advisory services and other services to clients and receive fees for such services in connection with transactions in which those clients may have interests that conflict with those of the Company. Franklin Templeton may also give advice to clients that may cause them to take actions adverse to the Company’s investments. In addition, Franklin Templeton may have relationships with clients seeking to invest in an existing portfolio investment of the Company or clients that compete with an existing portfolio investment of the Company. Further, it is possible that Franklin Templeton could create additional investment vehicles in the future that may compete with the Company for investment opportunities. Franklin Templeton will have no obligation to forego or share such investment opportunities with the Company, except as described below with respect to the allocation policy, and investments made by Franklin Templeton in such opportunities could preclude the Company from investing in such opportunities.

Franklin Templeton is permitted to provide certain services that are eligible expenses of the Company. The Company is permitted to enter into service agreements with Franklin Templeton and cause the Company to pay or reimburse Franklin Templeton for fees and expenses charged related to such services, which amounts do not reduce the compensation paid to the Adviser and are borne by the Company.

In connection with its advisory business, Franklin Templeton may come into possession of information that could potentially limit the ability of the Company to engage in potential transactions. In order to avoid such limitation, the Adviser intends to control the flow of such information, such as by erecting information barriers to restrict the transfer of such information between the Adviser and Franklin Templeton. In the event that an information barrier designed to protect the Company is breached (including inadvertently), changed or removed, the Company will likely face the same restrictions on its investment activities as it would have faced had the information barrier not been established in the first place or face restrictions resulting from such changes to the information barrier, as the case may be. The Adviser will generally not rely on the expertise of Franklin Templeton and its investment professionals and will not share such investment professionals in managing and/or advising the Company.

Transactions Related to Affiliates of and Clients Advised by the Adviser

The Company may seek to refinance loans or extend new credit to a borrower that has a current loan with an affiliate of or a client advised by the Adviser where the loan is nearing maturity or the borrower is seeking alternative financing, or in certain circumstances another such affiliate or client of the Adviser may lend to an existing borrower of the Company. While the terms of such financing are negotiated with such borrowers, in certain circumstances it may be customary or may otherwise be beneficial for legal, tax, regulatory or other reasons for such transactions to involve both the Company and an affiliated lender or proceeds from one such transaction may pay off another such transaction, and such transactions are not restricted or subject to limitation under the terms of the Company’s organizational documents or governance policies, though they may be limited by the SEC order described below.

26 FRANKLIN BSP REAL ESTATE DEBT, INC.

Transactions with Affiliates

Conflicts may also arise in connection with loans or other assets originated by the Company or an Other Fund and sold to the Company or an Other Fund. The Company may sell loans or other assets originated by it, including to an Other Fund; thus, the Company’s initial participation in such loans or other assets may be greater, and its available liquid capital less, than it would have been if the Company did not ultimately sell part of such loans or other assets to an Other Fund or other third party. To the extent the Company purchases loans or other assets and subsequently sells a portion thereof to Other Funds, the Company will bear the risk of changes in the value of such loans or other assets during the period it holds such loans or other amounts and the amount of capital available to the Company to pursue other investment opportunities may be reduced. Furthermore, it may be difficult to determine the value of the loans or other assets transferred by the Company or an Other Fund and hence the consideration due to the Company or Other Fund, as applicable, from Other Funds if and when it sells the loans or other assets. The valuation of loans or other assets that may be transferred from the Company to Other Funds, or from an Other Fund to the Company, as applicable, involves inherent conflicts of interest for the Adviser, and there is no guarantee that the Adviser will resolve these conflicts in a manner that will not have an adverse effect on the Company. In addition, in certain circumstances, the Company and Other Funds may enter into participations, assignments or other similar transactions, which may expose the Company to risks associated with holding loans indirectly in such transactions.

The Adviser and its affiliates received an exemptive order from the SEC on May 1, 2018 (the “Order”) that permits certain affiliates of the Adviser that are regulated under the Investment Company Act, among other things, to co-invest with certain other persons affiliated with the Adviser and certain funds managed and controlled by the Adviser and its affiliates, including us, subject to certain terms and conditions. Therefore, any co-investments we make with affiliates of the Adviser that are subject to the Order will have to comply with such terms and conditions.

Sale Transaction

In November 2025, we completed the sale of a 50% participation interest in four commercial real estate loans to an entity managed by and affiliated with the Adviser, generating net cash proceeds of $39.7 million. The loans had an aggregate carrying value of $39.5 million and total commitments and unfunded commitments of $50.7 million and $11.2 million, respectively at the time of sale.

Other Transactions

In November 2025, we and our affiliate entered into a joint venture agreement, forming FBRED Lux HYJV, LLC (the “JV”). The JV is the sole owner of FBRED REIT High Yield Securities, LLC (the “HY SPE”). We have a 40% interest in the JV and are the manager, as defined by the joint venture agreement, while the affiliated fund has a 60% interest. The affiliated fund contributed a net $14.6 million for its 60% interest in the JV.

Related Party Transaction Policy

Our Board has adopted a Related Party Transactions Policy. Pursuant to the Related Party Transactions Policy, all related party transactions (as defined by Item 404(a) of Regulation S-K) must be approved by a majority of the disinterested members of the Board. As a general rule, any director who has a direct or indirect material interest in such related party transaction should not participate in the Board action regarding whether to approve the transaction. Any payment of fees and reimbursements to the Adviser pursuant to and in accordance with the Advisory Agreement are deemed to have been approved in accordance with the Related Party Transactions Policy.

Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Company. We entered into the Advisory Agreement with the Adviser and the Dealer Manager Agreement with an affiliate of the Adviser. The Adviser, for its services to us, will be entitled to receive the Management Fee and the Performance Fee in addition to the reimbursement of certain expenses. In addition, under the Advisory Agreement and our charter, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of its affiliates.

Certain Business Relationships

Certain of our current directors and officers are directors, officers or employees of the Adviser.

2026 Proxy Statement 27

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO BE THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee has appointed the firm of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

We have been advised by PwC that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of PwC is not ratified, our Audit Committee will reconsider the appointment.

Stockholder ratification of the appointment of PwC as our independent registered public accounting firm is not required by our charter or otherwise. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Independent Registered Public Accounting Firm

Aggregate fees that we were billed for the fiscal year ended December 31, 2025 and for the period from May 22, 2024 to December 31, 2024 by PwC, our independent registered public accounting firm, were as follows:

	Year ended December 31, 2025	For the Period from May 22, 2024 (Date of Inception) to December 31, 2024
Audit fees(1)	$418	$160
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$418	$160

(1) Audit fees include amounts related to annual financial statement audit work, quarterly financial statement reviews, and reviews of SEC registration statements.

28 FRANKLIN BSP REAL ESTATE DEBT, INC.

Our Audit Committee was advised that there were no services provided by PwC that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair PwC from maintaining its independence as our independent auditor and concluded that it was independent.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the Audit Committee pre-approval policy, all audit services requiring pre-approval pursuant to our pre-approval policy, performed for us by our independent registered public accounting firm will be pre-approved by the Audit Committee.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee and must include a description of the services to be provided and a statement by the independent registered public accounting firm and our principal accounting officer confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

VOTING RECOMMENDATION

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

2026 Proxy Statement 29

Report of the Audit Committee

The Audit Committee of the Board has furnished the following report on its activities during the fiscal year ended December 31, 2025. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Franklin BSP Real Estate Debt, Inc.:

We have reviewed and discussed with management Franklin BSP Real Estate Debt, Inc.’s audited financial statements as of and for the fiscal year ended December 31, 2025.

We have discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, critical audit matters arising from the current period, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Franklin BSP Real Estate Debt, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Buford H. Ortale (Chair)

Jamie Handwerker

Peter J. McDonough

Elizabeth K. Tuppeny

30 FRANKLIN BSP REAL ESTATE DEBT, INC.

Annual Report

Our Annual Report on Form 10-K is being delivered with this Proxy Statement.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.fbred.com, and click “Documents-SEC Filings.” Copies of our Annual Report on Form 10-K including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Secretary, Franklin BSP Real Estate Debt Inc., One Madison Avenue, Suite 1600 New York, New York.

Other Matters

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

2026 Proxy Statement 31

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2027 annual meeting of stockholders, the proposal must be received at our principal executive offices on or before July 13, 2027. Any proposal received after the applicable time in the previous sentence will be considered untimely. Proposals should be addressed to “Franklin BSP Real Estate Debt, Inc., One Madison Avenue, Suite 1600, New York New York, 10010, Attention: Micah Goodman”, and must conform with Rule 14a-8.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for an annual meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in the bylaws. Under the bylaws, for a stockholder proposal to be properly submitted for presentation at our 2027 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on June 13, 2027, and ending at 5:00 p.m. Eastern Time on July 13, 2027. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in the bylaws, including, without limitation:

1.	as to each director nominee,

●	the name, age, business address and residence address of the nominee;

●	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;

●	the date such shares were acquired and the investment intent of such acquisitions; and

●	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and

2.	as to any other business that the stockholder proposes to bring before the meeting,

●	a description of the business to be brought before the meeting;

●	the reasons for proposing such business at the meeting; and

●	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any), or any agreement, arrangement or understanding in relation thereto; and

3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and

4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,

●	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and

5.	to the extent known by the proposing stockholder, the name and address of any other person financially supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

32 FRANKLIN BSP REAL ESTATE DEBT, INC.

A “Stockholder Associated Person” means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or such Stockholder Associated Person.

All proposals must be submitted in writing and delivered to our Secretary at our principal executive offices at: Franklin BSP Real Estate Debt, Inc., One Madison Avenue, Suite 1600, New York New York, 10010, Attention: Micah Goodman.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 19, 2027.

2026 Proxy Statement 33

EVERY VOTE IS IMPORTANT VOTE AT THE VIRTUAL MEETING Visit: meetnow.global/MGLRLRZ on December 18, 2026 at 11:00 a.m. Eastern Time. To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. FRANKLIN BSP REAL ESTATE DEBT, INC. PO Box 43131 Providence, RI 02940-3131 Please detach at perforation before mailing. PROXY FRANKLIN BSP REAL ESTATE DEBT, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby revokes all previous proxies for his/her shares of Franklin BSP Real Estate Debt, Inc., a Maryland corporation (the “Company”), and appoints Richard Byrne and Micah Goodman, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Company that the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at the following Website: meetnow.global/MGLRLRZ on December 18, 2026, at 11:00 a.m., Eastern Time, and at any adjournment of the meeting. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 BSP_35316_110526 PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code SCAN The QR code or visit www.proxy-direct.com to vote your shares CALL 1-800-337-3503 Follow the recorded instructions available 24 hours MAIL Vote, Sign and Mail in the enclosed Business Reply Envelope

FOR AGAINST ABSTAIN FOR WITHHOLD FOR ALL ALL ALL EXCEPT EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 18, 2026. The Proxy Statement and Proxy Card are available at: https://www.proxy-direct.com/bsp-35316 Please detach at perforation before mailing. If no specific instructions are provided, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS. 1. To elect the four director nominees to serve as directors until the 2027 Annual Meeting of Stockholders: 01. Richard J. Byrne 02. Elizabeth K. Tuppeny 03. Peter J. McDonough 04. Buford H. Ortale INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR A PARTICULAR NOMINEE, MARK “FOR ALL, EXCEPT” AND WRITE THE NOMINEE’S NAME ON THE LINE BELOW. 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. B Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) ─ Please print date below Signature 1 ─ Please keep signature within the box Signature 2 ─ Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx BSP 35316 xxxxxxxx / /